                           STRATEGIC ALLIANCE AGREEMENT

                                      BETWEEN

                         IXC COMMUNICATIONS SERVICES, INC.

                                        AND

                             CYNET COMPUTER CORPORATION

                                Table of Contents

Strategic Alliance Agreement Terms and Conditions.............................3
        Exhibit A - Contracts................................................12
        Exhibit B - Alliance Project Process.................................13


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                           STRATEGIC ALLIANCE AGREEMENT

     CYNET Computer Corporation a Corporation organized under the laws of the State of Texas, and, having a place of business at Houston, Texas, and IXC Communications Services, Inc. ("IXC"), a Corporation organized under the laws of the State of Delaware and having a principal place of business at 1122 Capital of Texas Highway South, Austin, TX 78746-6426 (hereinafter "IXC"), agree to enter into this agreement (the "Alliance Agreement") as of the date of execution below (the "Effective Date").

1.   RELATIONSHIP OBJECTIVES

This Alliance Agreement creates a framework of cooperation under which the parties can explore potential collaborative opportunities for achieving their respective objectives. The objectives for each party under this Alliance Agreement are as set forth below:

     1.1    IXC'S OBJECTIVES IN ENTERING INTO THIS ALLIANCE ARE TO:

            (a) Implement the first, nationwide fiber optic based network infrastructure utilizing SONET technology for the transport of data communications traffic at wire-speed, OC-48 transmission rates.

            (b) Continue to maximize the investment in IXC's nationwide, fiber optic network infrastructure by providing emerging technology solutions, data and Internet products and services in the small-medium market sector.

            (c) Gain market and industry recognition in the data and Internet services arena in the small-medium market arena by providing technically sound and profitable products and services.

            (d) Become a major Value Added solutions service provider in the small-medium market arena.

     1.2 CYNET's objectives in entering into this alliance are to assist in the overall growth of IXC's value added service offerings in the following areas: web site and e-commerce solutions, fax and internet messaging, list and database services.

2.   EXECUTIVE SPONSOR AND MANAGEMENT TEAM
CYNET and IXC each appoint the individuals identified in Exhibit A to this Alliance Agreement as executive sponsors responsible for monitoring the relationship, conducting periodic briefings for each other and their teams, and providing a defined means of communication with other senior executives. CYNET and IXC also appoint the individual(s) identified in Exhibit A to this Alliance Agreement as Corporate Champions responsible for the day-to-day coordination of alliance issues.


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3.   SCOPE OF ALLIANCE
The parties anticipate at the time of the execution of this Alliance Agreement that the scope of the Alliance will include some or all of the following joint activities and commitments. All projects will be mutually defined according to the then current policies and practices of IXC's and CYNET's Marketing Organization and will be the subject of alliance discussions and ultimately of specific agreements ("Specific Agreements") according to the process set forth in Section 4 of this Alliance Agreement.

     3.1 SERVICE DEVELOPMENT. IXC is currently undergoing rapid product definition and product development in relation to Internet, VPN, VoIP, FoIP, and integrated services (voice, video, data, hosting, colocation, messaging, and E-Commerce). Given this rapid product definition and product development phase, IXC is interested in having CYNET's team work with IXC's product management team in the following areas: product definition, product development, product roll-out, end-to-end service development, and joint marketing efforts.

     Possible joint services include (in order of priority):

            (a) IXC-CYNET SEMINAR PROGRAMS: CYNET and IXC will jointly develop and conduct technical marketing presentations that shall encompass CYNET's and IXC's sales and marketing objectives in an effort to brand IXC's value added services. These technical seminars will be targeted based on the jointly defined and developed products and services that IXC is rolling out as its value added services.

            (b) BROADCAST FAX: CYNET and IXC will work together to tailor and package CYNET's Broadcast Fax products and services for distribution through IXC's Eclipse Sales channel. These services may enhance CYNET's Broadcast Fax, List Services, Document Graphics and Copy Writing.

            (c) WEB CONTENT DEVELOPER PROGRAM: CYNET agrees to alpha-test IXC's Web Content Developer Program. IXC's Content Developer Program is targeted at recruiting and retaining Web Content Developers. The goal of the Content Developers Program is to have Content Developers place their servers in IXC collocation facility and IXC will provide leads to the developer.

            (d) Live Auction Service: IXC and CYNET may work together to develop an interactive auction service targeted to the existing auction houses that wish to provide live auctions on the internet. This service will allow views to watch live auctions and to bid on them.

            (e) Interactive Multimedia: IXC and CYNET may work together to develop and market a fully interactive multimedia solution. This multimedia solution will include voice, fax, video and collaborative computing.

            (f) VIRTUAL ISP: IXC and CYNET may work together to market a Virtual ISP service to CYNET's customer base. The Virtual ISP service will allow executives the ability to quickly enter the ISP business without the capital


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            investment.

            (g) MOBILE/WIRELESS DATA: IXC and CYNET may work together to develop and market a Wireless Data Service using CYNET wireless modern technology if commercially available.

     3.2 JOINT MARKETING AND PROMOTIONAL CAMPAIGNS. The parties agree to work together in identifying and pursuing promotional activities designed to enhance the Alliance Agreement. These efforts may include the promotion of the relationship by each party within their respective organizations, website promotion, trade show collaboration, newsletter highlights, participation in public relations activities, use of each other's trademarks or ingredient marks (collectively "Marks") on specific targeted creative advertising executions, and press releases and other promotions that benefit both parties. The initial projects agreed to by the parties are as follows:

            (a) JOINT PROMOTION AND PRESS RELEASES: The Parties agree to develop a public relations plan to support IXC's service and marketing launch. Communication content will be developed jointly by the Parties, and will include, but not be limited to, executive presentations by the Parties, analyst briefings, press releases, positioning, branding and messaging. Specifically, CYNET and IXC will develop joint press releases and communications that communicate the following messages to the public, subject to any legal or regulatory requirements:

                 -    Announcement of IXC - CYNET Alliance;

                 -    Announcement of IXC - CYNET joint product development.

            (b) As part of the IXC - CYNET's Marketing Program, the parties agree to jointly develop a program to utilize trade shows and seminars as a vehicle for promoting IXC's products and services. CYNET will work with IXC to implement IXC - CYNET's Alliance Tradeshow Program targeted at the Small-Medium Business market based on the anticipated roll-out of IXC's data and Internet products and services. The content and location will be mutually agreed upon by CYNET and IXC project lead.

     3.3 TRAINING AND EDUCATION. The parties agree to work together in identifying training and educational requirements to support the alliance and to develop a Training and Education plan.

4.   ALLIANCE PROJECT PROCESS

     4.1 WRITTEN AGREEMENTS. The terms of projects undertaken by the parties under Section 3.1 (Service Development) will be set forth, in Specific Agreements which will be identified in an Addendum to this Alliance Agreement. Each Specific Agreement will contain the applicable information set forth in the template attached at Exhibit B.

     4.2 CUSTOMER OPPORTUNITIES. The parties agree that there may be potential customer

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opportunities whereby each party would benefit from forming a team to utilize complimentary capabilities to obtain business in a specific customer situation. The parties shall utilize the processes set forth in a Master Teaming Agreement and individual Teaming Agreements.

5. COST SHARING, REIMBURSEMENT OF COSTS OR PAYMENTS BETWEEN ALLIANCE MEMBERS PENDING SPECIFIC AGREEMENTS
All costs incurred by either party in connection with the Alliance Agreement shall be the sole responsibility of the party incurring the costs.

6.   CONFIDENTIAL INFORMATION AND PUBLICITY

     6.1 NON-DISCLOSURE AND USE RESTRICTION. Except as set forth below in paragraph 6.2, the parties agree to maintain the confidentiality of, and refrain from using, other than for the express purpose of this Alliance Agreement or any of the Specific Agreements, confidential or proprietary information relating to the other party's business, including without limitation, the contents of this Alliance Agreement, technical processes and formulas, source codes, names, addresses and information about users and advertisers, product designs, sales, costs and other unpublished financial information, product plans, and marketing data; provided that to the extent that such information is publicly known, already known by, or already in the possession of the non-disclosing party; is independently developed by the non-disclosing party; is thereafter rightly obtained by the non-disclosing party, from a source other than the disclosing party; or is required to be disclosed by law, regulation, or court order and then only after prompt prior notification to the other party of such required disclosure; then there shall be no restriction on the use or disclosure of such information. The obligations of this paragraph shall be in effect during the term of this Alliance Agreement and for two (2) years following expiration or termination hereof.

     6.2 PUBLICITY. Any marketing, advertising, promotional materials, press releases or other public announcements regarding this Alliance Agreement, or any of the Specific Agreements, shall not be made without prior written consent of both parties, except as required by law, in which case the other party shall be consulted, to the extent reasonably practicable, as to the content and timing of such release, announcement or Statement.

7.   RIGHTS IN INVENTIONS
Subject to the terms of any contract executed between IXC and CYNET pursuant to Section 4, any inventions, discoveries or new technology ("Developments") developed independently by one of the parties pursuant to this Agreement shall remain the property of the originating party. Any joint Developments shall be owned as agreed by IXC and CYNET, and no joint Development shall commence until such a separate agreement has been executed by authorized officials of the parties.

8.   TERM AND TERMINATION

     8.1. The Alliance Agreement commences on the Effective Date and will continue in effect for three (3) years ("Term").


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     8.1    (a)  Either party may terminate this Alliance Agreement for any reason or no reason and at any time by providing thirty (30) days written notice to the other party.

            (b) Either party may terminate this Alliance Agreement upon written notice to the other party in the event of a material breach, which remains uncured thirty (30) days after previous written notice by the non-defaulting party.

     8.2 In the event of termination of this Alliance Agreement, all existing Alliance projects as described in Section 4 shall survive and continue under the terms specified in each specific agreement until expiration. Notwithstanding the above, the parties agree that in cases where it is to the mutual benefit of both parties, Alliance project agreements can be terminated with mutual consent. Neither party shall have any obligation to undertake new activities or projects, and all obligations and rights of the parties shall terminate, with the exception of Sections 6.1 (Confidential Information) but only to the extent that section provides for survival of termination 6.2 (Publicity), 7 (Rights in Inventions), 10.4 (Consequential Damages Waiver) and 10.7 (Dispute Resolution) of this Alliance Agreement, which provisions shall survive expiration or termination. Upon termination, the parties agree to promptly return to each other all proprietary and confidential information of the other party.

9.   PURCHASE OF CYNET OR IXC PRODUCTS AND SERVICES

     9.1 In the event IXC contemplates purchase of Products or Services, and CYNET offers such products or services, then IXC shall consider in good faith but without obligation such proposals or service offerings as CYNET shall submit to IXC for consideration. IXC agrees, without obligation of any kind, to consider CYNET.

     9.2 In the event CYNET contemplates purchase of Products or Services, and IXC offers such products or services, then CYNET shall consider in good faith but without obligation such proposals or service offerings as IXC shall submit to CYNET for consideration. CYNET agrees, without obligation of any kind, to consider IXC.

10.  GENERAL PROVISIONS

     10.1 AMENDMENT. No change, amendment or modification of any provision of this Alliance Agreement shall be valid unless set forth in a written instrument signed by both parties.

     10.2 ENTIRE AGREEMENT. This Alliance Agreement sets forth the entire agreement and supersedes any and all prior or contemporaneous agreements and representations, written or oral, of the parties with respect to the transactions set forth herein except for the Memorandum of Understanding of even date herewith. The parties acknowledge that as of the date hereof, no binding commitments exist between the parties with respect to the subject matter of this Alliance Agreement except as


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may be provided herein.

     10.3 ASSIGNMENT. Neither this Alliance Agreement, nor any rights hereunder in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other.

     10.4 CONSEQUENTIAL DAMAGES WAIVER. EXCEPT FOR A MATERIAL BREACH OF A PARTY'S CONFIDENTIALITY OBLIGATION OR A VIOLATION OF A PARTY'S INTELLECTUAL PROPERTY RIGHTS, NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY DIRECT, INCIDENTAL, DIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO ANY LOSS OF USE, LOSS OF BUSINESS OR LOSS OF PROFIT. ALL LIABILITY UNDER THIS ALLIANCE AGREEMENT IS CUMULATIVE AND NOT PER INCIDENT. THIS LIMITATION WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

     10.5 CONFLICT. in the event of conflict between this Alliance Agreement and any Statement of Work under this Alliance Agreement, the Statement of Work shall control as to the subject matter of the Statement of Work.

     10.6 CONSTRUCTION. In the event that any provision of this Alliance Agreement conflicts with the law under which this Alliance Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Alliance Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Alliance Agreement shall remain in full force and effect.

     10.7 DISPUTE RESOLUTION. Each party agrees that any dispute between the parties relating to this Alliance Agreement will first be submitted in writing to a panel of two senior executives of CYNET and IXC, who shall promptly meet and confer in an effort to resolve such dispute through good faith consultation and negotiation. Each party's executives shall be identified by notice to the other party, and may be changed at any time thereafter also by notice to the other. In the event the executives are unable to resolve any dispute within thirty (30) days after submission to them, either party shall be free to seek any available remedies it may have at law or at equity.

     10.8 INDEPENDENT CONTRACTORS. The parties to this Alliance Agreement are independent contractors. Neither party is an agent, representative, or CYNET of the other party. Neither party shall have any right, ,power, or authority to enter into any agreement for, or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Alliance Agreement shall not be interpreted or construed to create an association, agency, joint venture, or Partnership


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between the parties or to impose any liability attributable to such a relationship upon either party.

     10.9 NO WAIVER. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Alliance Agreement, or to exercise any right under this Alliance Agreement, shall not be construed as a waiver or relinquishment of such party's right to enforce any such provision or right in any other instance.

     10.10 NOTICE. Any notice, approval, request, authorization, direction, or other communication under this Alliance Agreement shall be given in writing directed to the addresses of the parties below, and shall be deemed to have been delivered and given for all purposes: (i) on the delivery date if delivered by electronic mail; (ii) on the delivery date if delivered personally to the party to whom the same is directed; (iii) one (1) business day after deposit with a commercial overnight carrier with written verification of receipt; or (iv) five (5) business days after the mailing date whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available to the Contact at the address of the party to whom the same is directed.

     10.11 FORCE MAJEURE. Neither party shall be deemed in violation of this Alliance Agreement if it is prevented from performing any of the obligations under this Alliance Agreement by reason of severe weather and stones; earthquakes or other natural occurrences; strikes or other labor unrest; power failures; nuclear or other civil or military emergencies; acts of legislative, judicial, executive or administrative authorities; or any other circumstances which are not within its reasonable control.

     10.12 GOVERNING LAW. This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of New York and the United States, without regard to the conflicts of laws provisions thereof. The Parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

     IN WITNESS WHEREOF, the parties hereto have executed this Alliance Agreement as of the date first above written.


CYNET COMPUTER CORPORATION              IXC COMMUNICATIONS SERVICES, INC.


By: /s/ Bernard B. Beale                By: /s/ DW Kellermann
   ---------------------------------       ---------------------------------
Name:  Bernard B. Beale                 Name:  Doug Kellermann
Title: Executive VP/COO                 Title: VP, Value Added Services
Date   8-9-99                           Date   8-9-99
    --------------------------------        --------------------------------


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                                      EXHIBIT A
                                  LIST OF CONTRACTS
                               AS OF THE EFFECTIVE DATE


------------------------------------------------------------------------------
  RELATIONSHIP ELEMENT               CYNET                 IXC CONTACT
                                SYSTEMS CONTACT
------------------------------------------------------------------------------
 RELATIONSHIP MANAGEMENT
------------------------------------------------------------------------------
 Executive Sponsorship           Bernard Beale            Doug Kellermann
------------------------------------------------------------------------------
         JOINT
   IXC-CYNET PROJECTS
------------------------------------------------------------------------------
 Broadcast Fax                   Dave Hearon              Ted Wagner
------------------------------------------------------------------------------
 Public Relations                Natalie Gonzales         Melissa Jackson
------------------------------------------------------------------------------
 Joint Marketing Campaigns       Bernard Beale            Jeff Brown
------------------------------------------------------------------------------
 Joint Promotion                 Bernard Beale            Vic Ellisor
------------------------------------------------------------------------------
          IXC-CYNET              Natalie Gonzales         Jeff Brown
       Seminar Program
------------------------------------------------------------------------------
 Tradeshows/Events               Natalie Gonzales         Jeff Brown
------------------------------------------------------------------------------

* The contacts designated above are subject to change. Both parties will promptly notify the other party of any changes and relevant contact information.




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                                    EXHIBIT B
                       IXC - CYNET ALLIANCE PR0JECT PROCESS

1. TYPES OF SPECIFIC AGREEMENTS. The parties may enter into Specific Agreements, which include but are not limited product development, marketing, services, administration and cooperative studies.

2. CONTENTS OF EACH SPECIFIC AGREEMENT. Each Specific Agreement must contain (or incorporate as attachments or by reference).

     -      A reference to the Alliance Agreement;
     - Designation of the names, business addresses, and telephone numbers of the PROGRAM MANAGER of the Specific Agreements;
     -      Amount, schedule and method of compensation, if any;
     - Identification of any development baseline, DELIVERABLES, and/or services to be provided to either party pursuant to the Specific Agreements and related license terms; and
     - Timetable for performance and completion, including milestones, schedules and delivery dates, where appropriate.
     - In addition, when applicable or appropriate, a Specific Agreement may contain (or incorporate as attachments or by reference) the following or any other terms the parties may agree upon:
     -      Provision for written and oral progress reports by the PROGRAM
            MANAGER;
     - Acceptance standards for deliverables and or reports, including (1) documentation, specifications and standards, (2) quality standards,
            (3) performance specifications and (4) usability and architecture requirements;
     - A list of any equipment, components, and software to be supplied for use in connection with the Specific Agreements;
     - Any limitation on the locations of performance or storage of IXC or CYNET confidential information;
     - Specifications of the DEVELOPMENT ENVIRONMENT with which any CODE was prepared;
     - A description of the facilities, equipment, MATERIALS or resources to be provided by IXC and/or CYNET;
     -      Any agreed to restriction on subcontracting;
     - Resource requirements, including training and assignment of key personnel; and
     - The term of the Specific Agreements, and any other termination provisions.
     - A list of trademarks, patents, copyrights, trade secrets, and other intellectual properties (if any) licensed by one party to the other under the Specific Agreements, and applicable guidelines and restrictions on any licenses granted.
     - A Statement of the ownership of any intellectual property provided by a party or created, separately or jointly by the parties, under each Specific Agreement.
     -      The signatures of the parties.

3. DEFINITIONS. Unless the context clearly requires otherwise, the capitalized terms used herein shall have the same meaning as ascribed to the terms below.

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     a.     DELIVERABLES - shall mean any MATERIALS or other items which result from performance under a Specific Agreement and which arc required to be delivered by virtue of their description or specification in a Specific Agreement.

     b. DERIVATIVE WORK - shall mean a work which is based upon one or more preexisting works, such as a revision, enhancement, modification, translation, abridgment, condensation, expansion, or any other form in which such a preexisting work may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute copynght infringement under United States law.

     c. DEVELOPMENT ENVIRONMENT - shall mean the devices, programming, documentation, media and other development tools, including compilers, workbenches, tools, and higher-level or proprietary languages, used or required by a party for the development, maintenance and implementation of any DELIVERABLE.

     d. MATERIALS - shall mean software code, documentation, other written materials or tangible media, including machine-readable media with software code or documentation recorded thereon, hardware, or any combination of the foregoing.

4.   PROCEDURE FOR ENTERING INTO SPECIFIC AGREEMENTS.

     a. Either party may propose a Specific Agreement. The other party shall provide a preliminary response indicating its willingness to enter into negotiations of the Specific Agreement within 30 days.

     b. Each Specific Agreement entered into under this Alliance Agreement shall become effective only when executed by authorized representatives of both parties. For CYNET the authorized representative is the Vice President, Americas. For IXC, the authorized representative is (To Be Provided).

     c. Neither party is obligated hereby to the issuance or execution of any Specific Agreement. Each Specific Agreement entered into under this Alliance Agreement shall be construed to incorporate the provisions of, and be governed by, this Alliance Agreement.

5. PROGRAM MANAGEMENT. Unless otherwise specified in a Specific Agreement, the PROGRAM MANAGER shall be responsible for the design and development of DELIVERABLES developed under a Specific Agreement and shall be responsible for providing customer requirements and testing the DELIVERABLES. All communications between the parties relating to technical performance and the preparation and the delivery of DELIVERABLES under a Specific Agreement shall take place between PROGRAM MANAGERS named in the Specific Agreements. The additional responsibilities of the PROGRAM MANAGER with respect to the applicable Specific Agreements are as follows:

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     -      Arrange meetings, visits and consultations between the parties concerning matters related to the applicable Specific Agreements;
     -      Chair periodic status reviews of the applicable Specific
            Agreements;
     - Coordinate amendments (including documenting and signing or initialing such amendments) to the Specific Agreements.
     - Supervise submission and acceptance of all MATERIALS pursuant to the Specific Agreements, including the delivery, testing and acceptance of DELIVERABLES;
     - Supervise the transfer of any information in accordance with the Specific Agreements; and
     - Prepare written progress reports pursuant to the provisions of the Specific Agreements.

6. CHANGES IN COORDINATORS. Either party may replace any of the people referenced in this Section by delivering written notice of the change to the other party. The notice must be signed by either the responsible executives of the party making the change, or by an authorized signatory of that party. The notice shall set forth the name, business address and telephone number of the replacement.

7. PROGRESS REPORTS. Unless otherwise provided in the applicable Specific Agreements, the PROGRAM MANAGER of one party shall provide to the PROGRAM MANAGER of the other party monthly written progress reports for such Specific Agreements specifying the current work progress level and identifying any problems that have been resolved and any problems that are unresolved, along with a projected date of resolution.
     The PROGRAM MANAGER shall also notify the PROGRAM MANAGER promptly in writing of any factor, event or anticipated event that may affect the ability to meet the requirements of any Specific Agreements, including changes in the assignment of its key employees, strikes and labor unrest, or unavailability of critical resources. Except as provided in the Force Majeure provisions of this Alliance Agreement, the issuance of such a notice shall not excuse the party from any default or performance obligation, unless the other party consents.

8. SUBCONTRACTORS AND EMPLOYEES. Each party agrees that it will use commercially reasonable efforts to ensure that all employees, subcontractors or agents engaged by such party who assist with or contribute to that party's duties, obligations or performance under any Specific Agreements are aware of and comply with provisions of this Alliance Agreement.

9. SEVERABILITY. Each Specific Agreement is intended to constitute an independent and distinct agreement of the parties, notwithstanding the fact that each shall be construed to incorporate all applicable provisions of the Alliance Agreement. If any provisions of any contract document is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the contract document will remain in full force and effect and shall be interpreted, to the extent possible, to achieve the purpose of this Alliance Agreement and any affected Specific Agreements as originally expressed without the invalid, illegal or unenforceable provision.

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